SUBLEASE CONSENT

In connection with a lease currently in effect between the parties at 6-H and J Gill Street, Woburn, Massachusetts, fully executed on January 11, 2005 and terminating January 30, 2010, and in consideration of one dollar ($1.00) and other mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Proteome Systems, Inc., LESSEE, hereby agree to amend said lease as follows:

1. LESSEE desires to sublease to Pressure BioSciences, Inc. (a MA corp.), 321 Manley Street, West Bridgewater, MA 02379 (SUBLESSEE) approximately 1,587 square feet ~~(including __% common area)~~ at the above-referenced premises ("the subleased premises") effective January 1, 2007. LESSOR *~~acknowledges receipt of~~ $350 ~~towards~~ **its expenses in connection with this consent, and LESSEE shall, upon LESSEE's execution of this Sublease Consent, pay any additional charges that may be due.
   *hereby waives **of

2. LESSOR, as provided in the lease, hereby approves LESSEE's sublease to SUBLESSEE. LESSEE represents that the attached document is a true and complete copy of the sublease. LESSEE and SUBLESSEE shall not amend the attached sublease without LESSOR's prior written consent. Notwithstanding the provisions of this sublease, LESSOR is not a party to it and shall not be bound by it.

3. SUBLESSEE agrees to comply with all covenants, conditions and terms of the lease as fully as if, for purposes hereof, SUBLESSEE were LESSEE under the lease.

4. Notwithstanding the foregoing, however, LESSEE shall continue to remain liable to LESSOR, as provided in the lease, for the payment of all rent and for the full performance of all covenants and conditions of the lease.

5. THIS PARAGRAPH DOES NOT APPLY
   SUBLESSEE shall pay LESSOR an additional security deposit of $____ upon SUBLESSEE's execution of this Sublease Consent, subject to the same terms and conditions provided in Section 2 of the lease.

6. SUBLESSEE shall, upon its execution of this Sublease Consent, supply LESSOR with a certificate of insurance in the amount of $1,000,000 naming LESSOR and the owner of the building (OWNER) as additional insureds. LESSOR and OWNER shall be included as additional insureds using standard endorsement ISO Form CG 20 26 11 85 or another similar form specifically approved in advance by LESSOR.

7. Any notices from LESSOR to LESSEE shall be served at the leased premises and otherwise as provided in the lease. Any notices from LESSOR to SUBLESSEE shall be served at the subleased premises and otherwise as provided in the lease.

8. On the first of each month during the period of the sublease, LESSEE shall pay LESSOR 50 percent of any amount by which the payments due to LESSEE under the sublease exceed the rent payment due from LESSEE to LESSOR for that month. Such amount shall be calculated on a proportionate basis in the case of a sublease of only a portion of the leased premises.

9. In the event LESSEE defaults in the payment of rent or any other moneys due to LESSOR pursuant to the lease, then SUBLESSEE, upon written notice from LESSOR with a copy to LESSEE, shall make any further rent or other payments under the sublease directly to LESSOR until such time as LESSOR notifies SUBLESSEE to resume its payments to LESSEE. Any such payments received by LESSOR shall be applied to LESSEE's obligations under the lease. In the event of a default, SUBLESSEE shall be liable to LESSOR for any accrued rent, taxes, and other charges due to LESSOR under the lease. Acceptance of any payments by LESSOR from SUBLESSEE pursuant to this paragraph shall not establish a new tenancy or in any way affect the relationship between LESSOR and LESSEE or LESSEE's covenants and obligations under the lease. In the event the lease is terminated for any reason, the sublease shall automatically terminate at the same time.

10. SUBLESSEE hereby grants LESSOR a continuing security interest in all existing or hereafter acquired property of SUBLESSEE at the leased premises to secure SUBLESSEE's obligations to LESSOR under this Sublease Consent. Default in the payment or performance of any of SUBLESSEE's obligations to LESSOR under this Sublease Consent is a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, as adopted in the Commonwealth of Massachusetts. SUBLESSEE shall execute, and deliver to LESSOR upon execution of this Sublease Consent, UCC-1 financing statements and any other financing agreement required by LESSOR in connection with this security interest.

11. To the extent any inconsistency exists between the lease (including this Sublease Consent and any prior amendments to the lease) and the sublease, the terms and conditions of the lease shall govern. Any terms herein that are applicable to matters other than the sublease shall continue to apply as between LESSOR and LESSEE after termination of the sublease.

12. LESSOR shall continue to hold the $4,700 additional security deposit paid under a prior sublease consent among the parties hereto and SUBLESSEE shall pay LESSOR an additional security deposit of $1,700 upon SUBLESSEE's execution of this Sublease Consent, subject to the same terms and conditions provided in Section 2 of the lease.

13. Pursuant to Section 3 above, SUBLESSEE agrees to comply with Paragraph L of the Rider to Lease, including but not limited to providing LESSOR with the required CIH certification.

All other terms, conditions and covenants of the lease shall continue to apply. In Witness Whereof, LESSOR, LESSEE and SUBLESSEE have hereunto set their hands and common seals this 13th day of APRIL, 2007.

LESSOR: **CUMMINGS PROPERTIES, LLC**

By: [signature] *Duly Authorized*

LESSEE: **PROTEOME SYSTEMS, INC.**

By: [signature] *Duly Authorized*

Print Name: Timothy E. Fisher

Title: Director of Finance & Admin.

SUBLESSEE: **PRESSURE BIOSCIENCES, INC.**

By: [signature] *Duly Authorized*

Print Name: Edward Myles

Title: SVP Finance & CFO

04/06